Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statements of operations for the year ended January 31, 2019 and the nine months ended October 31, 2019 are presented to give effect to Splunk Inc.’s ("Splunk") acquisition ("the acquisition") of SignalFx, Inc. ("SignalFx") on October 1, 2019 for total consideration transferred of $961.4 million, which is comprised of $619.1 million in cash, $324.5 million for the fair value of 2,771,482 shares of Splunk common stock issued and $17.6 million for the fair value of replacement awards attributed to pre-acquisition service. The unaudited pro forma condensed combined statements of operations were prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined statements of operations were prepared based on the historical statements of operations of Splunk and SignalFx after giving effect to the acquisition, from applying the assumptions, reclassifications and adjustments described in the accompanying notes. The pro forma information is presented as if the acquisition had occurred on February 1, 2018. The acquisition of SignalFx has already been reflected in Splunk’s historical condensed consolidated balance sheet as of October 31, 2019. Therefore, no unaudited pro forma condensed combined balance sheet as of October 31, 2019 has been presented herein. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined statements of operations to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results following the acquisition.

In addition, the unaudited pro forma condensed combined statements of operations were based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of Splunk and SignalFx for the applicable periods:

•
Audited historical consolidated financial statements of Splunk as of and for the year ended January 31, 2019 and the related notes included in Splunk’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 27, 2019;

•	Audited historical consolidated financial statements of SignalFx as of and for the years ended January 31, 2019 and 2018 and the related notes included in Exhibit 99.1 of this Form 8-K/A;

•
Unaudited historical consolidated financial statements of Splunk as of and for the nine months ended October 31, 2019 and the related notes included in Splunk’s Quarterly Report on Form 10-Q filed with the SEC on December 4, 2019; and

•
Unaudited historical consolidated financial statements of SignalFx as of July 31, 2019 and for the six months ended July 31, 2019 and 2018 and the related notes included in Exhibit 99.1 of this Form 8-K/A.

The unaudited pro forma condensed combined statements of operations are presented for informational purposes only and are not intended to represent or be indicative of the combined results of operations that Splunk would have reported had the acquisition been completed as of the dates indicated and should not be taken as representative of Splunk’s consolidated results of operations following the acquisition. In addition, the unaudited pro forma condensed combined statements of operations are not intended to project the future financial results of operations of the combined company. The unaudited pro forma condensed combined statements of operations do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition, costs necessary to achieve such measures, or costs to integrate the operations of the combined company.

SPLUNK INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

	Fiscal Year Ended January 31, 2019
	Historical
	Splunk	SignalFx As Adjusted (Note 2)	Pro Forma Adjustments	(Note 3)	Pro Forma Combined
Revenues
License	$1,030,277	$—	$—		$1,030,277
Maintenance and services	772,733	14,250	(3,271)	(a)	783,712
Total revenues	1,803,010	14,250	(3,271)		1,813,989
Cost of revenues
License	22,527	—	—		22,527
Maintenance and services	322,149	9,513	17,229	(b)	348,891
Total cost of revenues	344,676	9,513	17,229		371,418
Gross profit	1,458,334	4,737	(20,500)		1,442,571
Operating expenses
Research and development	441,969	14,303	20,122	(c)	476,394
Sales and marketing	1,029,950	30,396	26,002	(d)	1,086,348
General and administrative	237,588	4,191	3,243	(e)	245,022
Total operating expenses	1,709,507	48,890	49,367		1,807,764
Operating loss	(251,173)	(44,153)	(69,867)		(365,193)
Interest and other income (expense), net
Interest income	31,458	819	—		32,277
Interest expense	(41,963)	(1,894)	1,894	(f)	(41,963)
Other income (expense), net	(1,513)	(2)	—		(1,515)
Total interest and other income (expense), net	(12,018)	(1,077)	1,894		(11,201)
Loss before income taxes	(263,191)	(45,230)	(67,973)		(376,394)
Income tax provision	12,386	44	—	(g)	12,430
Net loss	$(275,577)	$(45,274)	$(67,973)		$(388,824)

Basic and diluted net loss per share	$(1.89)				$(2.62)

Weighted-average shares used in computing basic and diluted net loss per share	145,707		2,831	(h)	148,538

The accompanying notes are an integral part of this statement

SPLUNK INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

	Nine Months Ended October 31, 2019
	Historical
	Splunk	SignalFx As Adjusted (Note 2)*	Pro Forma Adjustments	(Note 3)	Pro Forma Combined
Revenues
License	$855,825	$—	$—		$855,825
Maintenance and services	711,919	17,235	(18)	(a)	729,136
Total revenues	1,567,744	17,235	(18)		1,584,961
Cost of revenues
License	17,414	—	—		17,414
Maintenance and services	284,536	9,122	10,881	(b)	304,539
Total cost of revenues	301,950	9,122	10,881		321,953
Gross profit	1,265,794	8,113	(10,899)		1,263,008
Operating expenses
Research and development	422,287	27,492	15,180	(c)	464,959
Sales and marketing	896,757	14,474	18,152	(d)	929,383
General and administrative	226,118	5,320	(5,057)	(e)	226,381
Total operating expenses	1,545,162	47,286	28,275		1,620,723
Operating loss	(279,368)	(39,173)	(39,174)		(357,715)
Interest and other income (expense), net
Interest income	45,373	892	—		46,265
Interest expense	(71,527)	(1,257)	1,257	(f)	(71,527)
Other income (expense), net	(1,408)	(1)	—		(1,409)
Total interest and other income (expense), net	(27,562)	(366)	1,257		(26,671)
Loss before income taxes	(306,930)	(39,539)	(37,917)		(384,386)
Income tax provision	7,010	130	—	(g)	7,140
Net loss	$(313,940)	$(39,669)	$(37,917)		$(391,526)

Basic and diluted net loss per share	$(2.08)				$(2.55)

Weighted-average shares used in computing basic and diluted net loss per share	150,659		2,633	(h)	153,292
*Reflects the period from February 1, 2019 through the date of acquisition of October 1, 2019.

The accompanying notes are an integral part of this statement

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Transaction and Basis of Presentation

On October 1, 2019, Splunk acquired 100% of the voting equity interest of SignalFx, Inc., a privately-held Delaware corporation that develops real-time monitoring solutions for cloud infrastructure, microservices and applications. This acquisition has been accounted for as a business combination. The total fair value of consideration transferred for this acquisition was $961.4 million, which consisted of $619.1 million in cash, $324.5 million for the fair value of 2,771,482 shares of Splunk common stock issued and $17.8 million for the fair value of replacement equity awards attributable to pre-acquisition service. The purchase price was allocated as follows: $173.7 million to identified intangible assets, $62.1 million to net assets acquired and $5.0 million to net deferred tax liabilities, with the excess $730.6 million of the purchase price over the fair value of net tangible and intangible assets acquired recorded as goodwill, allocated to Splunk's one operating segment. Goodwill is primarily attributable to the value expected from the synergies of the combination, including combined selling opportunities with Splunk's products. This goodwill is not deductible for income tax purposes. The results of operations of SignalFx have been included in Splunk's condensed consolidated financial statements from the date of purchase.

Per the terms of the merger agreement with SignalFx, certain unvested stock options, restricted stock units and restricted stock awards held by SignalFx employees were canceled and exchanged for replacement equity awards under Splunk's 2012 Equity Incentive Plan. Additionally, certain shares of stock issued pursuant to share-based compensation awards held by key employees of SignalFx were canceled and exchanged for replacement equity awards consisting of unregistered restricted shares of Splunk common stock subject to vesting. The portion of the fair value of the replacement equity awards associated with pre-acquisition service of SignalFx’s employees represented a component of the total purchase consideration, as discussed above. The remaining fair value of $104.7 million of these issued awards, which are subject to the recipients’ continued service and thus excluded from the purchase price, will be recognized ratably as stock-based compensation expense over the required service period. Splunk is still finalizing the allocation of the purchase price, which may be subject to change as additional information becomes available.

The following table sets forth the components of identifiable intangible assets acquired and their estimated useful lives as of the date of acquisition:

(In thousands, except useful life)	Fair Value	Useful Life (Months)
Developed technology	$108,800	84
Customer relationships	60,900	60
Other acquired intangible assets	4,000	36
Total intangible assets acquired	$173,700

Splunk accounts for the acquisition pursuant to Accounting Standards Codification Topic 805, Business Combinations. In accordance with Topic 805, Splunk used its best estimates and assumptions to accurately assign fair value to the tangible assets acquired, identifiable intangible assets and liabilities assumed and the related income tax impacts as of the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed.
The fair values assigned to Splunk’s tangible and identifiable intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of the acquisition and may be subject to change as additional information is received.

The unaudited pro forma condensed combined statements of operations has been prepared using Splunk’s significant accounting policies as set forth in Splunk's audited consolidated financial statements for the fiscal year ended January 1, 2019 and Splunk's unaudited financial statements for the nine months ended October 31, 2019. Certain reclassification and accounting policy alignment adjustments have been made in order to conform the SignalFx’s historical consolidated financial statements to Splunk’s financial statement presentation. Refer to Note 2 "Accounting Policy Alignment and Reclassifications" for more details.

2. Accounting Policy Alignment and Reclassifications

Accounting Policy Alignment

The unaudited pro forma condensed combined statements of operations have been prepared using Splunk's significant accounting policies as set forth in its audited consolidated financial statements for the fiscal year ended January 31, 2019 and unaudited consolidated financial statements for the nine months ended October 31, 2019. Based on the procedures performed to date, the accounting policies of SignalFx are similar in most material respects to Splunk's accounting policies with the exception of Accounting Standards Update ("ASU") No. 2016-02 Leases (Topic 842), ASU No. 2014-09, Revenue from Contracts with Customer (Topic 606) and Other Assets and Deferred Costs (Subtopic 340-40), which SignalFx had not yet been required to adopt because it was not a public business entity. The unaudited pro forma condensed combined statements of operations include an adjustment to reflect the adoption of Subtopic 340-40, which requires the deferral of incremental costs of obtaining a contract with a customer. Refer to Note 3(d) for more details. The adoption of Topic 842 and Topic 606 did not require a pro forma adjustment to SignalFx's historical consolidated statements of operations.

Reclassifications

Certain historical consolidated statement of operations line items of SignalFx were reclassified in order to conform to Splunk's historical financial statement presentation, as follows (in thousands):

•	$14,250 and $17,235 of "Revenue" was reclassified as "Revenue - Maintenance and services" for the fiscal year ended January 31, 2019 and the nine months ended October 31, 2019, respectively.

•
$9,513 and $9,122 of "Cost of revenue" was reclassified as "Cost of revenues - Maintenance and services" for the fiscal year ended January 31, 2019 and the nine months ended October 31, 2019, respectively.

•
$44 and $130 of foreign and state income tax expense was reclassified from "Other expense, net" to "Income tax provision" for the fiscal year ended January 31, 2019 and the nine months ended October 31, 2019, respectively.

3. Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments (in thousands)

(a) Revenue - maintenance and professional services	Nine Months Ended October 31, 2019	Fiscal Year Ended January 31, 2019
To adjust historical SignalFx revenue recognized based on the fair value of the obligation to fulfill such contractual obligations as of February 1, 2018	$(18)	$(3,271)

(b) Cost of revenue - product	Nine Months Ended October 31, 2019	Fiscal Year Ended January 31, 2019

To record the amortization expense related to acquired developed technology as if the acquisition had been completed on February 1, 2018	$10,362	$15,543
To record expense related to stock-based awards assumed and granted in connection with the acquisition and requiring future service from continuing employees, partially offset by the elimination of SignalFx historical stock-based compensation expense	519	1,686
	$10,881	$17,229

(c) Research and development	Nine Months Ended October 31, 2019	Fiscal Year Ended January 31, 2019
To record expense related to stock-based awards assumed and granted in connection with the acquisition and requiring future service from continuing employees, partially offset by the elimination of SignalFx historical stock-based compensation expense	$15,180	$20,122

(d) Sales and marketing	Nine Months Ended October 31, 2019	Fiscal Year Ended January 31, 2019
To record the amortization expense related to acquired customer relationships and other intangible assets as if the acquisition had been completed on February 1, 2018	$9,009	$13,513
To record expense related to stock-based awards assumed and granted in connection with the acquisition and requiring future service from continuing employees, partially offset by the elimination of SignalFx historical stock-based compensation expense	10,939	16,595
Reflects adjustments to SignalFx’s historical results from the adoption of Subtopic 340-40, which requires the deferral of incremental costs of obtaining a contract with a customer	$(1,796)	$(4,106)
	$18,152	$26,002

(e) General and administrative	Nine Months Ended October 31, 2019	Fiscal Year Ended January 31, 2019
To record expense related to stock-based awards assumed and granted in connection with the acquisition and requiring future service from continuing employees, partially offset by the elimination of SignalFx historical stock-based compensation expense	$1,971	$3,243
To remove transaction costs directly related and incremental to the acquisition, that were incurred by Splunk in the period ending October 31, 2019	(7,028)	—
	$(5,057)	$3,243

(f) Interest expense	Nine Months Ended October 31, 2019	Fiscal Year Ended January 31, 2019
To remove historical SignalFx interest expense related to debt extinguished in connection with the acquisition	$(1,257)	$(1,894)

(g) Income tax provision	Nine Months Ended October 31, 2019	Fiscal Year Ended January 31, 2019
Due to valuation allowances on net deferred tax assets, the unaudited pro forma condensed combined statements of operations do not reflect statutory rate adjustments for pro forma purposes	$—	$—

(h) Weighted-average shares used in computing basic and diluted net loss per share	Nine Months Ended October 31, 2019	Fiscal Year Ended January 31, 2019
Weighted-average common stock outstanding from shares issued as purchase consideration	2,456	2,771
Weighted-average shares outstanding from the vesting of replacement equity awards	177	60
	2,633	2,831